SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: June 26, 2003

                            PACER HEALTH CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           FLORIDA                      0-28729                  11-3144463
           -------                      -------                  ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


7759 N.W. 146TH STREET, MIAMI LAKES, FLORIDA                        33016
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(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:             (305) 828-7660
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ITEM 8.  CHANGE IN FISCAL YEAR

     On June 26, 2003, the Registrant (f/k/a Infe, Inc.) completed a reverse merger with Pacer Health Services Corporation (f/k/a Pacer Health Corporation), a Florida corporation ("Pacer"). Under the terms of the merger agreement, the Registrant issued 111,600,000 shares of common stock and 1 share of preferred stock which was convertible into 318,822,903 shares of common stock to acquire the stock of Pacer which in turn became a wholly owned subsidiary of the Registrant. The merger was accounted for as a reverse merger with Pacer being the accounting acquiror.

     Pacer's fiscal year end was December 31st. Accordingly, at the time of the reverse merger, Pacer's fiscal year should have been adopted as the Registrant's fiscal year, since Pacer was the acquiror for accounting purposes. However, as a result of an accounting error at such time, the Registrant failed to adopt Pacer's fiscal year end, and maintained a November 30 fiscal year end.

     The Registrant, in preparing the Registrant's 10-KSB for the 2003 fiscal year, has discovered this accounting error, and the Registrant hereby corrects such accounting error and properly changes, as of June 26, 2003, its fiscal year end to December 31. The transition period will be covered in the Registrant's 10-KSB for the 2003 fiscal year, which is anticipated to be filed by the Registrant on March 30, 2004.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PACER HEALTH CORPORATION



Date:  March 12, 2004                      By: /S/  Rainier Gonzalez
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                                           Name:    Rainier Gonzalez
                                           Its:     President


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